UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2013

WEST END INDIANA BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54578	36-4713616
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

34 South 7th Street, Richmond, Indiana	47374
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 962-9587

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2013, West End Indiana Bancshares, Inc. (the “Company”) announced that John L. Hitch, Chairman of the Board of Directors, will retire effective as of May 14, 2013, the date of the Company’s 2013 Annual Meeting of Shareholders.

On March 19, 2013, the Company also announced the promotion of Timothy R. Frame, Senior Vice President, Director of Retail Services and Chief Credit Officer.  In addition to retaining the roles of Director of Retail Services and Chief Credit Officer, Mr. Frame was promoted to Executive Vice President and Chief Operating Officer.  Mr. Frame has been employed with the Bank since 2003.

The Bank has entered into an employment agreement with Mr. Frame, the terms of which were disclosed in the Company’s final prospectus filed with the Securities and Exchange Commission (“SEC”) on November 18, 2011. Additionally the form of Mr. Frame’s employment agreement was filed as an exhibit to the Company’s registration statement on Form S-1 (333-175509), initially filed with the SEC on July 12, 2011.

Item 8.01.             Other Events

On March 19, 2013, the Company announced the promotions of several executive officers.

A copy of a press release dated March 19, 2013 setting forth the details of these promotions is attached as Exhibit 99 to this report.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibit 99	Press Release dated March 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEST END INDIANA BANCSHARES, INC.
DATE: March 19, 2013	By: /s/ John P. McBride
John P. McBride
President and Chief Executive Officer